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                                                                    EXHIBIT 21.1

                              E COM VENTURES, INC.
                         Subsidiaries of the Registrant

NAME OF SUBSIDIARY                                     STATE OF INCORPORATION
------------------                                     ----------------------

Perfumania, Inc.                                                Florida

Magnifique Parfumes and Cosmetics, Inc.                         Florida

Perfumania Puerto Rico, Inc.                                    Puerto Rico

Ten Kesef II, Inc.                                              Florida

perfumania.com, inc.                                            Florida

Netechplus, Inc.                                                Florida